UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

Compuware Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective October 1, 2008, Compuware Corporation (“Compuware”) will terminate its Rule 10b5-1 Repurchase Plan dated September 5, 2008 (“Plan”). Compuware elected to terminate the Plan and preserve its cash rather than risk having to incur debt to fund additional non-discretionary stock repurchases. Compuware gave notice of termination under the Plan to the broker on September 29, 2008, which notice will take effect in two business days according to the terms of the Plan.

As of September 29, 2008, Compuware had $565,707,933 remaining authorization to make discretionary repurchases in the open market or in privately negotiated transactions during its normal trading windows under its $750 million authorization approved in February 2008. The trading window for such discretionary repurchases is currently closed and will reopen one full day after Compuware announces its second fiscal quarter results. When the trading window reopens, Compuware will determine whether to resume discretionary repurchases depending on market conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: September 30, 2008	By:	/s/ Laura L. Fournier
Laura L. Fournier
Executive Vice President
Chief Financial Officer